UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
January 14, 2013

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4101 Whiteside Street, Los Angeles, CA 90063
Address of principal executive offices

Registrant's telephone number: (323) 266-8765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2013, the holders of the majority of the shares of common stock (the “Majority Shareholders”) of Drinks Americas Holdings, Ltd. (the “Company”), acting by written consent in lieu of a meeting of the shareholders, voted to decrease the number of Directors on the Board of Directors to three (3) Directors.  As a result of the decreased size of the Company’s Board of Directors (the “Board”), Fredrick Schulman, Douglas Cole and Jack Kleinert could no longer remain on the Board.

On January 15, 2013, Steven Dallas, tendered his resignation from the Board, effective immediately.  Mr. Dallas’ resignation was not as a result of any disagreements with the Company.

On January 16, 2013, the remaining Directors, acting by unanimous written consent in lieu of a meeting, elected Mr. Charles Menzies to fill the vacancy created by Mr. Dallas’ resignation.

Charles Menzies, age 40, is an attorney and entrepreneur and for the last six years served as the Chief Executive Officer of The Menzies Company, Inc., a firm specializing in corporation restructuring for both private and public companies.  He is the former Chief Executive Officer of FilmsOn.Com, Inc., ZT3 Technologies, Inc. and Unidose Systems Corporation, Inc.  Mr. Menzies is a graduate of University of Southern California and of Stanford Law School.

There is no family relationship between Mr. Menzies and any other executive officer or director of the Company.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 16, 2013

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer